Exhibit 99.2

ON THE BARRELHEAD, INC.
FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2022

ON THE BARRELHEAD, INC.
BALANCE SHEET
MARCH 31, 2022

ASSETS

Current Assets
Cash	$3,888,473
Accounts receivable	11,538,157
Prepaid expenses and other current assets	25,200
Total Current Assets	15,451,830

Equipment, Net	29,258
Total Assets	15,481,088

LIABILITIES

Current Liabilities
Accounts payable	5,049,299
Accrued expenses	204,603
Income taxes payable	28,769
Total Current Liabilities	5,282,671

Deferred Income Taxes	1,642,640
Total Liabilities	6,925,311

STOCKHOLDERS' EQUITY

Common Stock, $0.0001 par value; 11,000,000 shares authorized; 9,000,000 shares issues and outstanding	90
Additional Paid In Capital	289,239
Retained Earnings	8,266,448
Total Stockholders' Equity	8,555,777
Total Liabilities and Stockholders' Equity	$15,481,088
See Accompanying Notes to the Financial Statements

ON THE BARRELHEAD, INC.
STATEMENT OF INCOME
THREE MONTHS ENDED MARCH 31, 2022

Net Revenues	$18,648,090
Costs and Expenses:
Cost of revenue	853,445
General and administrative	1,775,445
Sales and marketing	13,945,042
Research and development	918
Total Operating Expenses	16,574,850
Income from Operations	2,073,240

Other Income (Expense)
Loss on disposal of equipment	(7,200)
Other income	59,813
Total Other Income	52,613

Net Income Before Income Taxes	2,125,853

Income Tax Expense	(482,544)
Net Income	$1,643,309
See Accompanying Notes to the Financial Statements

ON THE BARRELHEAD, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
THREE MONTHS ENDED MARCH 31, 2022

					Total
	Common Stock		Additional Paid In		Stockholders'
	Shares	Amount	Capital	Retained Earnings	Equity
Balance, January 1, 2021	9,000,000	$90	$257,635	$6,623,139	$6,880,864
Stock-based compensation	—	—	31,604	—	31,604
Net Income	—	—	—	1,643,309	1,643,309
Balance, December 31, 2021	9,000,000	$90	$289,239	$8,266,448	$8,555,777

See Accompanying Notes to the Financial Statements

ON THE BARRELHEAD, INC.
STATEMENT OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2022

Cash flows from operating activities:
Net income	$1,643,309
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	1,679
Loss on disposal of equipment	7,200
Stock-based compensation	31,604
Allowance for doubtful accounts	90,786
Deferred income taxes	482,544
Decrease (increase) in operating assets:
Accounts receivable	(4,335,780)
Prepaid expenses and other current assets	(22,400)
Increase (decrease) in operating liabilities:
Accounts payable	1,022,854
Accrued expenses	146,565
Income taxes payable	(88,983)
Net cash flows from operating activities	(1,020,622)
Net decrease in cash	(1,020,622)
Cash, beginning of period	4,909,095
Cash, end of period	$3,888,473
Cash paid for income taxes	$88,983

See Accompanying Notes to the Financial Statements

ON THE BARRELHEAD, INC.
NOTES TO THE FINANCIAL STATEMENTS
(1) Summary of Significant Accounting Policies

Nature of Operations
On the Barrelhead, LLC was organized as a limited liability company in the State of Colorado in October 2017 for the purpose of developing a robo-advisor for consumer debt. It currently operates as a marketing lead generator in certain consumer finance verticals.

In July 2019, the members elected to convert On the Barrelhead, LLC to a corporation, On the Barrelhead, Inc. (the “Company”) in the State of Delaware.

Use of Estimates
The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include valuation of the Company’s stock, stock options, and deferred tax liability.

Cash
The Company considers all highly liquid investments with original maturities of three months or less, at the time of purchase, to be cash. The Company places its temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limit.

Accounts Receivable, Net
The Company grants credit to all qualified customers. Accounts receivable are carried at cost less an allowance for losses, if an allowance is deemed necessary. The Company does not accrue finance or interest charges. On a periodic basis, the Company evaluates its receivables and determines the requirement for an allowance for losses, based on historical write-offs, collections, and current credit conditions. An accounts receivable balance is written off when it is determined that all reasonable collection efforts have been exhausted. The Company has recorded an allowance of $90,786 for the three months ended March 31, 2022.

Equipment
Equipment is stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

Assets	Useful Lives
Office Equipment	5 Years
Computer Equipment	5 Years

Expenditures for renewals or betterments that materially extend the useful life of an asset or increase its productivity are capitalized in the equipment account. Expenditures for maintenance and repairs that do not extend asset lives or improve productivity are charged to the appropriate expense accounts as incurred. When assets are sold, retired, or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and a gain or loss is recognized.

ON THE BARRELHEAD, INC.
NOTES TO THE FINANCIAL STATEMENTS
(1) Summary of Significant Accounting Policies (continued)

Long-lived Assets
The Company evaluates long-lived assets, including equipment, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss exists when estimated undiscounted net cash flows expected to be generated by the use of the asset, including eventual disposition, are less than its carrying value. The excess of the asset’s carrying value as compared to its estimated fair value would result in the need to recognize an impairment loss. The Company did not identify any events or circumstances that require the recognition of an impairment loss for the three months ended March 31, 2022.

Fair Value of Financial Instruments
The Company measures its financial assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., exit price) in an orderly transaction between market participants at the measurement date. Additionally, companies are required to provide disclosure and categorize assets and liabilities measured at fair value into one of three different levels depending on the assumptions (i.e., inputs) used in the valuation. Level 1 provides the most reliable measure of fair value while Level 3 generally requires significant management judgment. Financial assets and liabilities are classified in their entirety based on the lowest level of input significant to the fair value measurement. The fair value hierarchy is defined as follows:

Level 1—Valuations are based on unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2—Valuations are based on quoted prices for similar assets or liabilities in active markets or quoted prices in markets that are not active for which significant inputs are observable, either directly or indirectly.

Level 3—Valuations are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Inputs reflect management’s best estimate of what market participants would use in valuing the asset or liability at the measurement date.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses and other assets, accounts payable, and accrued expenses approximate their fair values because of the short maturity of these instruments.

Revenue Recognition
The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606. Under ASC 606, an entity recognizes revenue when its customers obtain control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

ON THE BARRELHEAD, INC.
NOTES TO THE FINANCIAL STATEMENTS
(1) Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)
Auto Insurance Leads Revenue
The Company recognizes revenue resulting from the sale of auto insurance leads to insurers and insurance aggregators as a single performance obligation, when control transfers, which occurs when the leads are sent and available for use by the customer.

Mortgage, Personal, and Business Loan Leads Revenue
The Company recognizes revenue resulting from the sale of mortgage, personal, and business loan leads to relevant lenders and aggregators as a single performance obligation, when control transfers, which occurs when the leads are sent and available for use by the customer.

Debt Relief Leads Revenue
The Company recognizes revenue resulting from the sale of debt relief leads to debt settlement companies as a single performance obligation, when control transfers, which occurs when the leads are sent and available for use by the customer.

Auto Loan Leads Revenue
The Company recognizes revenue resulting from the sale of auto loan leads to auto loan lenders and aggregators as a single performance obligation, when control transfers, which occurs when the leads are sent and available for use by the customer.

Data Management Revenue
The Company sells consumer credit data to a marketing agency who utilizes credit data for strategic advertising decisions and recognizes revenue when control transfers based upon the terms of the profit share agreement with the marketing agency.

Decline Revenue
The Company sells consumer credit information that has been declined from obtaining a personal loan to companies in the financial services industry offering alternative products. Revenue is recognized as a single performance obligation when control transfers, which occurs when the leads are sent and available for use by the customer.

Direct to Form Revenue
The Company acts as an agent to a customer, whereby the Company routes online consumer traffic to the customer’s online loan application. The Company does not control the services prior to delivery. The Company incurs third-party marketing costs on behalf the customer. Revenue is recognized net of these costs, equal to the amount retained for the Company’s fees per lead.

The nature of the Company’s contractual arrangements do have variable consideration, such as discounts, and are cancelable. The Company historically has had no other obligations affecting the recognized transaction price. Revenue is presented net of sales and other taxes collected on behalf of governmental authorities.

ON THE BARRELHEAD, INC.
NOTES TO THE FINANCIAL STATEMENTS
(1) Summary of Significant Accounting Policies (continued)

Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently payable and deferred taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.

A valuation allowance is provided when it is more likely than not that some portion of a deferred tax asset will not be realized. The Company determines valuation allowances based on all available evidence. Such evidence includes historical results, the reversal of deferred tax liabilities, expectations of future profitability and the feasibility of tax-planning strategies. Determining valuation allowances includes significant judgment by management, and different judgments could yield different results.

Accounting for uncertain tax positions requires a more likely than not threshold for recognition in the financial statements. The Company recognizes a tax benefit based on whether it is more likely than not that a tax position will be sustained. The Company records a liability to the extent that a tax position taken or expected to be taken on a tax return exceeds the amount recognized in the financial statements.

Lease Commitment
The Company recognizes rent expense on a short-term lease for its office space on a straight-line basis over the term of the lease.

Research and Development
Software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release or use. To date, the Company’s software has been available for general release or use concurrent with the establishment of technological feasibility, and accordingly, no development costs have been capitalized.

Cost of Revenue
Amounts recorded as cost of revenue relate to direct expenses incurred with the delivery of the Company’s service. Cost of revenue consists of expenses incurred for software to host the Company’s platform, third-party customer service contractors, and third-party credit checks utilized to make lead data deliverable to customers.

Stock-Based Compensation
    The measurement and recognition of compensation cost for all stock-based payment awards made to employees and non-employees is based on the fair value of the award. Accordingly, the Company recognizes stock-based compensation costs for only those shares expected to vest on a straight-line basis over the requisite service period of the award for each separate vesting portion of the award. The Company recognizes stock option forfeitures as incurred. Stock-based compensation expense is recorded in the statement of income as a general and administrative expense.

ON THE BARRELHEAD, INC.
NOTES TO THE FINANCIAL STATEMENTS
(1) Summary of Significant Accounting Policies (continued)

Advertising
The Company incurs advertising costs through general marketing activities, as well as through marketing activities performed as an agent for a customer. For the three months ended March 31, 2022, the Company incurred $13,919,265 in general marketing activities, which was charged directly to sales and marketing as incurred, and $2,794,305 in advertising costs acting as an agent, which is presented net against the Company’s Direct-To-Form revenue stream.

(2) Equipment, Net

    Equipment consists of the following as of March 31, 2022:

Cost:
Office equipment	$25,769
Computer equipment	12,190
Total cost	37,959
Less accumulated depreciation	(8,701)
Equipment, net	$29,258

    Total depreciation charged to operations was $1,679 for the three months ended March 31, 2022.

(3) Common Stock

In July 2019, as a result of the Company’s conversion to a corporation, the Company granted 9,000,000 shares of restricted Common Stock. The stock shall incrementally vest in accordance with each shareholder’s vesting schedule. As of March 31, 2022, 9,000,000 shares of Common Stock were fully vested. Each Common Stockholder is entitled to the number of votes equal to the number of shares of Common Stock held.

(4) Stock-Based Compensation

In 2019, the Board of Directors adopted an equity incentive plan (the “Plan”). The Plan is a shareholder approved plan under which stock incentives in the form of stock options, restricted stock awards, and other stock awards may be granted to employees, officers, advisors, and consultants of the Company.

The Company granted non-qualified and incentive stock options under the Plan. As of March 31, 2022 there were 619,316 shares available for future grant.

Non-qualified stock options granted vest 25% on the first anniversary of the vesting commencement date and incrementally vest monthly for a three-year period thereafter. Non-qualified stock options expire ten years from the date of grant and were awarded with an exercise price equal to the estimated fair market value of the Company’s Common Stock on the date of grant.

ON THE BARRELHEAD, INC.
NOTES TO THE FINANCIAL STATEMENTS
(4) Stock-Based Compensation (continued)

The following table contains information about the Company’s Plan for the three months ended March 31, 2022:

	Stock Option Plan	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term

Outstanding at January 1, 2022	397,460	$2.50	7.3 years
Granted	—	—	—
Exercised	—	—	—
Expired or cancelled	16,776	1.30	—
Outstanding at March 31, 2022	380,684	$2.56	7.4 years

Vested and expected to vest at March 31, 2022	380,684	$2.56	7.4 years
Vested and exercisable at March, 31, 2022	286,204	$1.70	7.0 years

The total grant date fair value of stock options vested during the three months ended March 31, 2022, was $21,354. As of March 31, 2022, the Company had unrecognized compensation cost for non-vested stock options of $225,611 to be recognized over a weighted average period of approximately 1.9 years.

(5) Income Taxes

The Company applies the asset and liability method to account for income taxes, under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled.

The components of the provision for income taxes are as follows as of March 31, 2022:

Current income tax expense	$—
Change in deferred income taxes	482,544
Total income tax expense	$482,544

ON THE BARRELHEAD, INC.
NOTES TO THE FINANCIAL STATEMENTS
(5) Income Taxes (continued)

Significant components of deferred income taxes are as follows as of March 31, 2022:

Accrual to cash	$(1,847,636)
Fixed assets	(5,717)
Deferred compensation	42,773
Non-qualified stock options	47,711
Net operating loss	104,229
Research and development credits	16,000
Deferred income taxes	$(1,642,640)

In assessing the realizability of deferred income taxes, management considers whether it is more likely than not that some portion or all of the deferred income taxes will not be realized. The ultimate realization of deferred income taxes is dependent upon the Company’s future tax positions.

The Company’s federal and state income tax returns are subject to examination by the Internal Revenue Service and the Colorado Department of Revenue, generally for three years after they are filed.

(6) Operating Lease

In June 2021, the Company entered into a lease for office space that expired in May 2022. In June 2022, the lease was extended on a month-to-month basis. Reasonable certainty that the Company will continue to lease the premises for a period of greater than 12 months from the date of the financial statements does not exist, and, accordingly, the lease is accounted for as a short-term lease.

Total rent expense for the three months ended March 31, 2022 was $8,400. The future short-term lease commitments under the operating lease are $5,600.

(7) Retirement Plan

The Company sponsors a 401(k) plan. All employees of the Company that meet the entry requirements are eligible to participate in the plan. Each plan year, the Company’s Board of Directors will determine the amount, if any, that the Company will contribute to the plan as a Company matching contribution for that year. Matching contributions made by the Company were $93,171 for the three months ended March 31, 2022.

(8) Commitments, Contingencies, Risks, and Uncertainties

Indemnification Agreements
Under the organizational documents, the Company’s directors, officers, and employees are indemnified against certain liability arising out of the performance of their duties to the Company. The Company’s maximum exposure under these agreements is unknown as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, the Company expects the risk of loss to be remote.

ON THE BARRELHEAD, INC.
NOTES TO THE FINANCIAL STATEMENTS
(9) Concentrations

Customer
As of March 31, 2022, the Company had two customers that accounted for 79% of total accounts receivable, and two customers that accounted for 77% of total revenue.

(10) Subsequent Events

On June 23, 2022, the Company entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with NerdWallet, Inc. ("NerdWallet"), a platform that provides financial guidance to consumers and small and mid-sized businesses. Under the Merger Agreement, NerdWallet would acquire all of the outstanding equity interests of the Company in exchange for stated consideration of $120 million, subject to customary purchase price adjustments (the "Acquisition"). The closing of the Acquisition under the Merger Agreement was subject to multiple closing conditions to be satisfied by both the Company and NerdWallet. On July 11, 2022 (the "Closing Date"), pursuant to the Merger Agreement, NerdWallet and the Company satisfied all closing conditions and consummated the Acquisition.

Management has evaluated subsequent events through the date of the compilation report, which is the date the financial statement was available to be issued.